Exhibit 99.1

TEAM, INC. 13131 Dairy Ashford, Suite 600 Sugar Land, TX 77478	For immediate release Contact: Greg L. Boane (281) 388-5541

Team and Furmanite Announce Approval of Merger by Stockholders of Both Companies

SUGAR LAND, Texas and HOUSTON, Texas Feb. 25, 2016 (GLOBE NEWSWIRE) — Team, Inc. (NYSE:TISI) (“Team”) and Furmanite Corporation (NYSE:FRM) (“Furmanite”) today announced that stockholders of each of Team and Furmanite overwhelmingly approved their respective merger proposals related to the proposed combination of Furmanite and Team at their respective special meetings held earlier today.

More than 96% of the shares voting at the Furmanite special meeting voted in favor of the merger, and more than 99% of the shares voting at the Team special meeting voted in favor of the proposal to issue shares of Team common stock to Furmanite stockholders in connection with the merger.

Upon the consummation of the merger, Furmanite stockholders will have the right to receive 0.215 shares of Team common stock for each share of Furmanite common stock, with cash paid in lieu of fractional shares.

Team and Furmanite expect the closing of the transaction to occur promptly, subject to the satisfaction of all conditions.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team’s common stock is traded on the New York Stock Exchange under the ticker symbol “TISI”.

About Furmanite Corporation

Furmanite Corporation (NYSE:FRM), founded in 1920, is one of the world’s largest specialty industrial services companies, providing world class solutions to customer needs through more than 80 offices on six continents. Furmanite delivers a wide portfolio of inspection and mechanical services which help monitor, maintain and renew the global energy, industrial and municipal infrastructures. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “creates” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Team’s and Furmanite’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control.

These forward-looking statements are subject to a number of factors, assumptions, risks and uncertainties which could cause Team’s, Furmanite’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

These factors, assumptions, risks and uncertainties include, but are not limited to: (1) conditions to the closing of the merger may not be satisfied, on the expected timeline or at all; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the businesses of Team and Furmanite may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (4) the expected growth opportunities, cost savings or other benefits from the transaction may not be fully realized or may take longer to realize than expected; (5) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (6) operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (7) reputational risks and the reaction of the companies’ customers to the transaction; (8) diversion of management time on merger-related issues; (9) customer acceptance of the combined company’s products and services; (10) the outcome of any legal proceeding relating to the transaction; and (11) any changes in the strategy of Team, Furmanite or the anticipated strategy of the combined company. Additional factors that could cause Team’s and Furmanite’s results to differ materially from those described in the forward-looking statements can be found in Team’s and Furmanite’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Team, Furmanite, or the proposed merger or other matters and attributable to Team, Furmanite or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Team and Furmanite do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

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